EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and will be entered into as of the 1st day of October, 2004, by and between OMNIMED INTERNATIONAL, INC., a Nevada corporation maintaining its principal offices at 2 Ridgedale Avenue, Suite 217, Cedar Knolls, N.J. 07927 (the "Company") and ERIC ROSENFELD ("Employee"), an individual residing in the State of New Jersey.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Employee as Chief Technical Officer and Employee desires to gain employment as Chief Technical Officer of the Company; and

     WHEREAS, Employee is willing to accept such employment, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Employment of Employee and Services to be Rendered. The Company hereby engages Employee as Chief Technical Officer and Employee agrees that he shall perform such duties as are customarily rendered by such an employee, as well as such duties described in Section 3 below.

     2. Term. The Company hereby engages Employee, and Employee hereby accepts the engagement described hereunder, for a period from the date that this Employment agreement is duly executed by both parties hereto (the "Commencement Date") for a period of one year (the "Expiration Date"), subject to prior termination by mutual agreement of the parties hereto or hereinafter provided.

     3. Position and Duties. Employee shall serve as the Company's Chief Technical Officer on a part-time basis. He will administer and coordinate the technology development and maintenance activities of the organization in support of policies, goals, and objectives established by the chief operating officer and the Board of Directors by performing the following duties personally or through subordinate managers. In connection with his responsibilities as Chief Technical Officer, Employee shall:

          (i) Development of the company's information management strategy participates in and manages internal and external technology planning and project management;
          (ii) develop overall business strategies and product workflow and architecture;
          (iii) participate in and manage company and customer support;

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          (iv) participate   in  and  manage   company   and   customer   system
               infrastructure and architecture development;
          (v)  support,  identify  and  evaluate  new  technologies  for  use by
               Company;
          (vi) act as an  internal  support  consultant  to product  development team;
          (vii) provide direct sales and marketing support; and
          (viii) manage information technology staff including scheduling, hiring, development, appraisal and work prioritization.
          (ix) Ongoing oversight of all corporate IT projects
          (x)  Specification  and  acceptance  of  technology   deliverables  by
               supervising lower-level staff and managers
          (xi) Management   and   direction   of  staff   toward   technological
               objectives, based on long-term product and profitability goals
          (xii)Development    and    specification    of   strategic    business
               relationships with technology vendors and related resources

     4. Compensation.

        4.1 Salary. For Employee's services hereunder, the Company's Board of Directors (the "Board") shall pay Employee an annual salary of $60,000. The Company shall issue to employee (200,000) shares of the Company's Common Stock upon the Commencement Date. In the event that Employee remains employed with the Company for the entire year, the Company shall issue to Employee two hundred thousand (200,000) shares of the Company's common stock.

        4.2 Discretionary Bonus. From time to time during the Term, the Company may pay to the Employee additional compensation in an amount determined by the sole discretion of the Board of Directors.

        4.3 401(k) Plan. Employee shall be entitled to participate in any 401(k) program that the Company may institute during the term specified in Section 2, herein.

     5. Intentionally Omitted.

     6. Insurance.

        6.1 Key Man Insurance. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering Employee, in any amount the Company deems necessary to protect the Company's interest hereunder, and Employee shall have no right, title or interest in or to any such insurance. Employee shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations and by signing such applications, statements and other instruments as may be reasonably required by any insurance company.

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

     7. Business Expenses. During the Term, Employee shall be entitled to receive reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executives and consultants) in performing services hereunder, provided that Employee properly accounts therefore in accordance with such policy and procedures and such expenses have been specifically approved in advance. Moreover, Employee expressly acknowledges and agrees that prior verbal approval must be obtained from the Chief Executive Officer of the Company by Employee for expense greater than one hundred dollars ($100), and prior written approval for expenses greater than three hundred dollars ($300).

     8. Confidentiality. Employee recognizes and acknowledges that the technology, including but not limited to specifications, programs, documentation, methods and data which The Company owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and are the property of the Company. Employee also recognizes that the Company's customer lists, supplier lists, proposals and procedures are confidential and are the property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data; that the goodwill afforded to the Company depends upon, among other things, the Company and its employees keeping such services and information confidential. All of these materials and information including that relating to the Company's systems and the Company's clients, will be referred to below as "Proprietary Information."

     9. Non-Disclosure. Employee agrees that, except as directed by the Company, and in the ordinary course of the Company's business, Employee will not at any time, whether during or after Employee's employment with the Company, disclose to any person or use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. Employee agrees that the provisions of this paragraph shall survive the termination of this Agreement and Employee's employment by the Company.

     10. Possession. Employee agrees that upon request by the Company, and in any event upon termination of Employee's employment, Employee shall then turn over to the Company all documents, papers or other material in Employee's possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to the Company, shall be either returned to the Company or, as appropriate, permanently deleted.

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     11. Ownership.  Employee hereby assigns and agrees to assign to the Company or its subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to the Company, or with the use of the time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company known to Employee while employed at the Company, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company, whether or not such work was performed prior to the date of this Agreement.

     12. Injunctive Relief. Employee acknowledges that disclosure of any Proprietary Information by Employee or breach by Employee of any of the covenants not to compete will give rise to irreparable injury to the Company, or clients of the Company. Employee also agrees that this injury to the Company, or clients of the Company, would be inadequately compensated in money damages alone. Accordingly, the Company or, where appropriate the client of the Company, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available. The Company further acknowledges that the enforcement of a remedy hereunder by way of injunction would not prevent Employee from earning a reasonable livelihood since Employee's experience and capabilities would be such that in the event that Employee's employment with the Company terminates for any reason, Employee will be able to obtain employment in business activities which are not restricted by this Agreement.

     13. Non-Competition.

        13.1 Definitions. For the purpose of this Section 13 and Section 14 hereof, the following terms shall have the meanings ascribed to them below:

        (a) "Covenant Term" shall mean a period beginning on the date hereof and ending on the date which is one year after the date on which this Agreement, or Employee's engagement hereunder, is terminated.
        (b) "Covenant Territory" shall mean the United States of America and its properties.
        (c) "Business of the Company" shall mean the development of information technology products or services designed for use in a medical context.

        13.2 Covenant. Employee agrees that because of the confidential and sensitive nature of the Proprietary Information and because the use of, or even the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to clients of the Company, Employee shall not, during the Covenant Term, without the prior written consent of the Company, own (except that Employee may own not more than one percent (1%) of the equity securities or securities convertible

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into equity  securities  of any  corporation  or other entity the  securities of which are traded on a national stock exchange or listed on the National Association of Securities Dealers Automated Quotation System), manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a promoter, joint venturer, agent, director, officer, employee, partner, consultant or otherwise with, any profit or non-profit, business or organization which directly or indirectly, engages in the Business of the Company in the Covenant Territory or which otherwise, directly or indirectly, competes with the Business of the Company in the Covenant Territory.

        13.3 Interpretation of Unenforceable Provision. The parties intend for the provisions of this Section 13 to be construed, interpreted, and enforced to the maximum extent permitted by law. The parties acknowledge and agree that they have both participated in the preparation of this Agreement and it shall not be construed or interpreted against either party on the basis that it was prepared by such party. In the event that any provision of this Section 13, or part thereof, shall be determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, such provision shall be revised and/or interpreted to make it enforceable to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     14. Non-Solicitation. Employee agrees that during the Covenant Term, he will not, directly or indirectly, (a) induce any customer of the Company or its successors to patronize any business similar to the Business of the Company; (b) request or advise any customer (including, without limitation, distributors) or supplier of the Company or its successors to withdraw, curtail or cancel such customer's or supplier's business with the Company or its successors; (c) except in the ordinary course of business, disclose to any other person or corporation the name or addresses of any of the customers of the Company or its successors; or (d) induce or encourage any Employee to terminate his relationship with the Company.

     15. Termination.

        15.1 Death. This Agreement shall terminate immediately upon Employee's death, unless sooner terminated hereunder.

        15.2 No Termination by the Company Without Cause. The Company shall not have the right to terminate Employee's engagement hereunder without Cause.

        15.3 Disability. If Employee shall be unable to perform his services hereunder by reason of illness or other incapacity, his failure so to perform his duties will not be grounds for terminating his engagement for Cause by the Company; provided, however, should the period of such incapacity exceed three months, or if on 50% or more of the normal working days throughout six (6) consecutive months Employee is unable to perform his duties fully due to such incapacity, then the Company may terminate his engagement hereunder.

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

        15.4 Termination by the Company With Cause. The Company shall have the right to terminate Employee's engagement hereunder for Cause. For purposes of this Agreement, "Cause" means (a) subject to Section 13.3 hereof, the material failure by Employee substantially to perform his duties or obligations hereunder, which shall not be cured within 15 days after notice of such failure;
(b) inadequate financing of the Company's operations to support Employee's continued employment, as determined solely by the Company's Board of Directors;
(c) Employee engaging in misconduct which is materially injurious to the Company; (d) Employee engaging in any act that in any way has a direct, substantial, and adverse effect on the Company's reputation; (e) habitual drunkenness; (f) unlawful drug use; (g) Employee's conviction of a crime of moral turpitude; or (h) Employee's conviction of, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony.

        15.5 Termination by Employee for Good Reason. Employee shall be entitled to terminate his employment for "Good Reason." As used herein, the term "Good Reason" shall mean (i) a material change by the Company in Employee's duties, staff support or responsibilities; (ii) relocation of Employee's principal place of employment to a location outside the greater New York metropolitan area, unless with Employee's prior written consent; or (iii) any other material branch of the Agreement by the Company, which breach is not cured within fifteen (15) days after written notice thereof.

        15.6  Effect of Termination.

           (a) Upon termination of this Agreement or Employee's engagement hereunder pursuant to Section 15.1 or 15.3 hereof, all compensation and benefits not previously earned by employee payable by the Company hereunder shall be immediately terminated; provided, however, Employee or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans and shall be entitled to exercise all options issued pursuant to paragraph 5 on or before the Expiration Date. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans.

           (b)  Upon  a  termination   by  Employee  of  his   engagement,   all
compensation and benefits payable by the Company hereunder shall be immediately terminated.

     16. General Provisions.

        16.1 Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto. Copies of all notices and correspondence should additionally be sent to the following:

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

                                    OmniMed International, Inc.
                                    2 Ridgedale Avenue, Suite 217
                                    Cedar Knolls, New Jersey 07927

                           with a copy to:

                                    Michael H. Ference, Esq.
                                    Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas, 21st Floor
                                    New York, New York 10018

        16.2 Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and are binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Employee may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

        16.3 Applicable Law. This Agreement is made in and is to be governed by and construed under the laws of the State of New York.

        16.4 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        16.5 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        16.6 Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

        16.7 Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Employee.

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        16.8  Waiver.  No waiver of any  provision  hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.
16.9 Representations and Warranties. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

        16.10 Compliance with Laws and Policies. Employee agrees that he will at all times comply with all applicable laws and all current and future lawful policies of the Company, not inconsistent with the intent of this agreement.

        16.11 Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of New York, New York, and conducted in accordance with the Rules of the American Arbitration Association. The parties expressly agree and acknowledge that the prevailing party in any arbitration proceeding commenced hereunder shall be entitled to receive, in addition to any damages and other relief that may be awarded, reasonable attorneys; fees actually incurred in connection with such arbitration.

        16.12 Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                    EMPLOYEE

                                    /s/ Eric Rosenfeld
                                    -------------------
                                    Eric Rosenfeld


Attest:
                                    OMNIMED INTERNATIONAL, INC.

________________________            By:        /s/ Milton Hauser
                                    -----------------
Name:                               Milton Hauser
                                    Title: President